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                                                   [HAYNES AND BOONE LETTERHEAD]


                                                                     EXHIBIT 5.1

January 14, 1998


Sunshine Mining and Refining Company
877 W. Main Street, Suite 600
Boise, Idaho 83702


Gentlemen:

We have acted as counsel to Sunshine Mining and Refining Company, a Delaware corporation (the "Company"), in connection with the preparation of the Company's Registration Statement on Form S-3 (Registration No. 333-41641) and the amendments thereto (the Registration Statement, as amended, is hereinafter referred to as the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The Registration Statement relates to the offer and sale by certain stockholders of the Company (the "Selling Stockholders") of up to 25,000,000 shares (the "Stockholders' Securities") of the Company's Common Stock, par value $0.01 per share ("Common Stock"), to be issued (i) upon the conversion and pursuant to certain payment terms of the Company's currently outstanding $15 million Senior Convertible Notes (the "Notes") and (ii) upon the exercise of certain warrants to purchase Common Stock (the "Warrants").

In connection therewith, we have examined and relied upon the original, or copies certified to our satisfaction, of (i) the Certificate of Incorporation of the Company, as amended (the "Certificate of Incorporation"), and the Bylaws of the Company; (ii) the minutes and records of the corporate proceedings of the Company with respect to the issuance and sale of the Notes and the Warrants and the issuance of the Stockholders' Securities to be issued pursuant to the Notes and the Warrants; (iii) the Registration Statement and all exhibits thereto; (iv) that certain Registration Rights Agreement, dated November 24, 1997, by and among the Company and the Selling Stockholders; (v) the specimen form of Warrant filed as Exhibit 10.12 to the Registration Statement; (vi) the specimen form of Note filed as Exhibit 10.13 to the Registration Statement;
(vii) the specimen Common Stock certificate filed as Exhibit 4.2 to the Company's Registration Statement on Form S-1 (Reg. No. 33-63446); and (viii) such other documents and instruments as we have deemed necessary for the expression of the opinions contained herein.

In making the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies thereof. As to various questions of fact material to this opinion, where such facts have not been independently established, and as to the content and form of certain minutes, records, resolutions and other documents or writings of the Company, we have relied, to the extent we have deemed reasonably appropriate, upon representations or certificates of officers of the Company or governmental officials. Finally, we have assumed that all formalities required
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Sunshine Mining and Refining Company
January 14, 1998
Page 2


by the Company's Certificate of Incorporation, Bylaws and the General Corporation Law of the State of Delaware will be complied with when the Stockholders' Securities are issued.

Based upon the foregoing, and having due regard for such legal considerations as we deem relevant, we are of the opinion that (i) the Stockholders' Securities to be issued by the Company upon the conversion and pursuant to certain payment terms of the Notes, as described in the Registration Statement, have been duly authorized and when issued in accordance with the terms of the Notes, will be validly issued, fully paid and non-assessable and (ii) the Stockholders' Securities to be issued by the Company upon exercise of the Warrants and payment of the exercise price relating thereto, all as described in the Registration Statement, have been duly authorized and when issued in accordance with the terms of the Warrants, will be validly issued, fully paid and non-assessable

We are members of the Bar of the State of Texas and do not purport to be experts on, or generally familiar with, or qualified to express legal conclusions based upon, laws other than the laws of the State of Texas, the General Corporation Law of the State of Delaware, and the federal laws of the United States of America. All opinions expressed herein are specifically limited to the laws of the State of Texas and the General Corporation Law of the State of Delaware.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the reference to this firm under "Legal Matters" in the Prospectus forming a part of such Registration Statement.


Very truly yours,

/s/ HAYNES AND BOONE, LLP

Haynes and Boone, LLP